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                                                  Exhibit 10.6(a)(iii)
September 20, 1994

C. RAY HOLMAN

Dear Ray:

This letter serves to amend your Gross-Up Agreement with Mallinckrodt Group Inc. dated July 27, 1989, and as subsequently amended by letters dated April 30, 1993 and September 1, 1993. The amendment is necessary due to the recent increase in your compensation and executive benefits.

Effective upon your acceptance of this amendment, the last sentence of the opening paragraph of your Gross-Up Agreement is amended as follows:

     "Notwithstanding the foregoing, your Gross-Up Payment, if any, may not exceed $4,165,883."

Except as modified hereby, all other terms and provisions of your Gross-Up Agreement with the Company will remain in full force and effect.

Please indicate your acceptance of the amendment to your Gross-Up
Agreement dated July 27, 1989, and as subsequently amended by letters dated April 30, 1993 and September 1, 1993, by signing the attached copy of this letter and returning it to my attention.

Very truly yours,


  BEVERLY L. HAYES
---------------------------
  Beverly L. Hayes
  Vice President
  Organization & Human Resources

I have read this letter and
understand and accept its terms.

  C. RAY HOLMAN
---------------------------
  C. Ray Holman

Dated this 28 day of October, 1994.